Exhibit 99.1

INAP Reports Second Quarter 2019 Financial Results

•	Second Quarter Revenue of $73.1 Million is Consistent with New 2019 Baseline as INAP Captures Sales Momentum and Records Lowest Churn Quarter in Recent Years
•	GAAP Net Loss Attributable to INAP Shareholders of $(18.6) Million, or $(0.78) Per Share
o	Cash Flow from Operations was $11.8 Million, up from $2.3 Million in the Prior Quarter
•	Adjusted EBITDA of $24.4 Million is Up 3.4%; Management Initiated Cost Savings for the Second Half of 2019
•	CapEx of $7.8 Million Remains Tightly Controlled, Focused on Success-Based Deals
o	INAP Closed on First Megawatt Deal of the Year as a Catalyst to Expand LA Flagship Facility
•	Strategic Initiatives Review Remains Active

RESTON, VA - (August 06, 2019) Internap  Corporation (NASDAQ: INAP), a leading-edge provider of high-performance data center and cloud solutions with global network connectivity, announced today financial results for the second quarter of 2019.

“INAP’s solid second quarter results include positive sales progress across multiple fronts, including our first megawatt deal of 2019, advanced private cloud and bare metal growth, and the lowest churn rate in years. The other good news is that our backlog is again up over $20 million, with a growing pipeline primarily in North America with upside in Europe. We continue to improve operations and focus on growth opportunities in our INAP Data Center Flagships,” said Peter D. Aquino, President and Chief Executive Officer. “As we previously disclosed, we have retained Moelis and LionTree to assist INAP in evaluating strategic initiatives. Our advisors reached out to the most likely parties, including strategic and financial players. This activity is currently in progress, as we pursue the most actionable opportunity in the near term for the best interests of shareholders.”

Revenue

2018 results include SingleHop LLC (“SingleHop”) operations beginning March 1, 2018, and are therefore not comparable to prior periods.

•
Total company revenue was $73.1 million in the second quarter of 2019, a decrease sequentially of $0.4 million or 0.6%, and a decrease of $8.8 million or 10.8% year-over-year. The sequential decrease was primarily due to churn from the last remaining customers in the exited data centers. The decrease year-over-year was primarily due to planned data centers exits and churn from several large customers in 2018.

o
INAP US revenue totaled $57.5 million in the second quarter of 2019, flat sequentially and a decrease of 10.3% year-over-year. The second quarter revenue included churn from the exited data centers offset by a global transfer pricing adjustment between segments. The decrease year-over-year was primarily due to all of the above.

o
INAP INTL revenue was $15.7 million in the second quarter of 2019, a decrease of 2.3% sequentially and 12.4% year-over-year. The sequential decrease was primarily due to a global transfer pricing adjustment between segments. The decrease year-over-year was primarily due to churn from iWeb legacy products.

Second Quarter 2019 Financial Summary

($ in thousands)	2Q 2019	1Q 2019	2Q 2018	QoQ Growth	YoY Growth

Net Revenues	$73,134	$73,564	$81,962	(0.6)%	(10.8)%
Operating Costs and Expenses	$72,544	$75,638	$79,312	(4.1)%	(8.5)%
Depreciation and Amortization	$21,955	$22,178	$22,712	(1.0)%	(3.3)%
Exit Activities, Restructuring and Impairments	$231	$1,416	$826	(83.7)%	(72.0)%
All Other Operating Costs and Expenses	$50,358	$52,044	$55,774	(3.2)%	(9.7)%
GAAP Net Loss Attributable to INAP Shareholders	$(18,555)	$(19,644)	$(14,279)	(5.5)%	29.9%
GAAP Net Loss Margin	(25.4)%	(26.7)%	(17.4)%

Minus Stock-Based Compensation and Other Items	$1,895	$3,005	$3,760	(36.9)%	(49.6)%
Normalized Net Loss[2]	$(16,660)	$(16,639)	$(10,519)	0.1%	58.4%

Adjusted EBITDA[1]	$24,420	$23,615	$29,029	3.4%	(15.9)%
Adjusted EBITDA Margin[1]	33.4%	32.1%	35.4%

Capital Expenditures (CapEx)	$7,836	$8,623	$11,083	(9.1)%	(29.3)%
Adjusted EBITDA less CapEx[1]	$16,584	$14,992	$17,946	10.6%	(7.6)%

Net Loss, Normalized Net Loss, Adjusted EBITDA and Business Unit Contribution

•
GAAP net loss attributable to INAP shareholders was $(18.6) million, or $(0.78) per share in the second quarter of 2019 compared with $(19.6) million, or $(0.83) per share in the first quarter of 2019. GAAP net loss in second quarter of 2018 was $(14.3) million. GAAP Net Loss Margin was (25.4)% compared to (26.7)% in the first quarter of 2019 and (17.4)% in the second quarter of 2018.

•	Normalized net loss[2] was $(16.7) million in the second quarter of 2019 compared with $(16.6) million in the first quarter of 2019 and $(10.5) million in the second quarter of 2018.

•
Adjusted EBITDA[1] totaled $24.4 million in the second quarter of 2019, an increase of 3.4% compared with $23.6 million in the first quarter of 2019, and 15.9% decrease compared with $29.0 million in the second quarter of 2018. The increase sequentially is due to cost savings initiatives and the decline is due to lower revenues.

Business Unit Contribution3 - INAP US and INAP INTL business unit contribution for second quarter of 2019 is as follows:

INAP US, includes Colocation, Cloud, and Network Services. Cloud contains AgileCloud, Managed Hosting, and SingleHop businesses.

o
INAP US business unit contribution was $25.5 million in the second quarter, a 3.5% increase compared to the first quarter of 2019 and a 14.6% decrease from the second quarter of 2018. The sequential increase was primarily due to cost savings initiatives implemented at the beginning of 2019 partially offset by seasonal power increases. The year-over-year decrease was due to planned data centers exits and churn from several large customers in 2018 partially offset by ongoing cost savings initiatives beginning in the first quarter of 2019.

o	As a percent of revenue, INAP US business unit contribution margin was at 44.4% in the second quarter of 2019; and up 160 basis points sequentially and down 220 basis points year-over-year.

INAP INTL, includes Colocation, Cloud, and Network Services. Cloud contains AgileCloud, Managed Hosting, Ubersmith, iWeb, and SingleHop.

o
INAP INTL business unit contribution was $5.6 million in the second quarter of 2019, an 11.4% decrease compared with the first quarter of 2019 and 6.6% decrease from the second quarter of 2018. The sequential decrease was due to lower revenue from the global transfer pricing adjustment as well as higher seasonal power and rent related to the new Colt facility. The year-over-year decrease was due to the churn from iWeb legacy products offset by ongoing cost savings initiatives.

o	As a percent of revenue, INAP INTL business unit contribution margin was 35.9% in the second quarter of 2019; down 370 basis points sequentially and up 220 basis points year-over-year.

“Second quarter revenue performance of $73 million represents baseline stability as the Company focuses on organic growth in high demand products,” said Jim Keeley, Executive Vice President, Chief Financial Officer. “Normalized for minimal data center closure revenue still included in first quarter 2019, revenues were essentially flat sequentially, replacing churn and building a larger backlog from a growing pipeline of deals. We are encouraged by this consistency and are supporting our sales teams and channel partners to grow after over two years of reconstituting our product set.”

Balance Sheet and Cash Flow Statement

•
Cash and cash equivalents were $10.5 million at June 30, 2019. Total debt was $687.8 million, net of discount and prepaid costs, at the end of the second quarter of 2019 including $268.4 million in finance lease obligations. The Company has $25.2 million of availability on its revolver, net of $3.7 million of letters of credit.

•
Cash generated from operations for the three months ended June 30, 2019 was $11.8 million compared to $2.3 million in the first quarter of 2019, and $14.8 million in the second quarter of 2018. The significant increase in cash generated from operations in the second quarter versus the first quarter was primarily due to working capital timing and a higher non-cash adjustment for leases resulting from rent abatements. Capital expenditures over the same periods were $7.8 million, compared to $8.6 million and $11.1 million, respectively. Adjusted EBITDA less CapEx[1] was $16.6 million, compared to $15.0 million in the first quarter of 2019 and $17.9 million in the second quarter of 2018. Free cash flow[4] over the same periods was $4.0 million, compared to $(6.4) million and $3.8 million, respectively. Unlevered free cash flow[4] was $19.6 million for the second quarter of 2019, compared to $7.9 million in the first quarter of 2019 and $20.1 million in the second quarter of 2018.

Business Outlook

INAP’s business outlook for 2019 is shown in the table below.

Current Outlook

Revenue	$290 million - $300 million
Adjusted EBITDA (non-GAAP)	$95 million - $105 million
Capital Expenditures	$25 million - $30 million
Adjusted EBITDA less CapEx	$65 million - $80 million

1.
Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less CapEx are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Adjusted EBITDA margin are contained in the table entitled “Reconciliation of GAAP Net Loss Attributable to INAP Shareholders to Adjusted EBITDA” and “Reconciliation of Forward Looking GAAP Net Loss Attributable to INAP Shareholders to Adjusted EBITDA.” Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenue. A reconciliation between GAAP information and non-GAAP information related to Adjusted EBITDA less CapEx is contained in the table entitled “Reconciliation of GAAP Net Cash Flows provided by Operating Activities to Adjusted EBITDA less CapEx."

2.
Normalized net loss is a non-GAAP financial measure which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to normalized net loss are contained in the table entitled “Reconciliation of GAAP Net Loss Attributable to INAP Shareholders to Normalized Net Loss to INAP Shareholders.”

3.
Business unit contribution and business unit contribution margin are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to business unit contribution and business unit contribution margin are contained in the table entitled “Business Unit Contribution and Business Unit Contribution Margin” in the attachment. Business unit contribution margin is business unit contribution as a percentage of revenue.

4.
Free cash flow and unlevered free cash flow are non-GAAP financial measures which we define in the attachment to the press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to free cash flow and unlevered free cash flow are contained in the table entitled “Free Cash Flow and Unlevered Free Cash Flow.”

Conference Call Information

INAP's second quarter 2019 conference call will be held today at 8:30 a.m. ET. Listeners may connect to a simultaneous webcast of the call, which will include accompanying presentation slides, on the Investor Relations section of INAP’s web site at http://ir.inap.com/events-and-presentations.

The call can be accessed by dialing 877-334-0775. International callers should dial 631-291-4567. An online archive of the webcast will be archived in the Investor Relations section of the Company’s website. An audio-only telephonic replay will be accessible from Tuesday, August 6, 2019 at 11:30 a.m. ET through Saturday, August 10, 2019 at 855-859-2056 using replay code 8878338. International callers can listen to the archived event at 404-537-3406 using replay code 7593511.

About INAP

Internap Corporation (NASDAQ: INAP) is a leading-edge provider of high-performance data center and cloud solutions with over 100 network Points of Presence worldwide. INAP’s full-spectrum portfolio of high-density colocation, managed cloud hosting and network solutions supports evolving IT infrastructure requirements for customers ranging from the Fortune 500 to emerging startups. INAP operates in 21 metropolitan markets, primarily in North America, with data centers connected by a low-latency, high-capacity fiber network. INAP has over one million gross square feet in its portfolio, with approximately
600,000 square feet of sellable data center space. For more information, visit www.INAP.com.

Forward-Looking Statements

Certain statements in this press release  contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding industry trends, our future financial position and performance, business strategy, revenues and expenses in future periods, projected levels of growth, availability of capital resources and liquidity and other matters that do not relate strictly to historical facts. These statements are often identified by words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “continue,” “could” or “should,” that an “opportunity” exists, that we are “positioned” for a particular result, statements regarding our vision or similar expressions or variations. These statements are based on the beliefs and expectations of our management team based on information available at the time such statements are made. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. Therefore, actual future results and trends may differ materially from what is forecast in such forward-looking statements due to a variety of factors, including, without limitation: our ability to drive growth while reducing costs; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services and our ability to improve operations; our ability to correctly forecast capital needs, demand and space utilization; our ability to respond successfully to technological change and the resulting competition; the geographic concentration of our data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; the uncertainty as to whether any strategic alternative will be pursued or, if pursued, closed; uncertainty as to the terms, value and timing of any such strategic alternative; the impact of the announcement of the evaluation of strategic alternatives on INAP’s common stock, its businesses, and its operating results; our ability to realize anticipated revenue, growth, synergies and cost savings from the acquisition of SingleHop LLC (“SingleHop”); the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; the failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; our ability to protect our intellectual property; our substantial amount of indebtedness, our ability to raise additional capital when needed, on attractive terms, or at all, and our ability to service existing debt or maintain compliance with financial and other covenants contained in our credit agreement; our compliance with and changes in complex laws and regulations in the U.S. and internationally; our ability to attract and retain qualified management and other personnel; and volatility in the trading price of INAP common stock.

These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC and our other reports filed with the SEC could cause actual results to differ materially from those expressed or implied by forward-looking statements made by INAP or on our behalf.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements attributable to INAP or persons acting on our behalf are expressly qualified in their entirety by the foregoing forward-looking statements. All such statements speak only as of the date made, and INAP undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contacts
Richard Ramlall	Carolyn Capaccio/Jody Burfening
Chief Communications Officer INAP	LHA
404-302-9982	212-838-3777
ir@inap.com	inap@lhai.com

INTERNAP CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenues	$73,134	$81,962	$146,698	$156,163

Operating costs and expenses:
Cost of sales and services, exclusive of depreciation and amortization	25,949	27,331	51,682	51,938
Costs of customer support	8,726	8,841	17,516	16,228
Sales, general and administrative	15,683	19,602	33,204	39,456
Depreciation and amortization	21,955	22,712	44,133	43,870
Exit activities, restructuring and impairments	231	826	1,647	793
Total operating costs and expenses	72,544	79,312	148,182	152,285
Income (loss) from operations	590	2,650	(1,484)	3,878

Interest expense	19,218	16,739	36,665	32,343
Loss (gain) on foreign currency, net	118	26	322	(189)
Total non-operating expenses	19,336	16,765	36,987	32,154

Loss before income taxes and equity in earnings of equity-method investment	(18,746)	(14,115)	(38,471)	(28,276)
(Benefit) provision for income taxes	(211)	141	(314)	241

Net loss	(18,535)	(14,256)	(38,157)	(28,517)
Less net income attributable to non-controlling interest	20	23	42	50
Net loss attributable to INAP shareholders	(18,555)	(14,279)	(38,199)	(28,567)

Other comprehensive (loss) income:
Foreign currency translation adjustment	(27)	61	170	122
Total other comprehensive (loss) income	(27)	61	170	122

Comprehensive loss	$(18,582)	$(14,218)	$(38,029)	$(28,445)

Basic and diluted net loss per share	$(0.78)	$(0.71)	$(1.61)	$(1.43)

Weighted average shares outstanding used in computing basic and diluted net loss per share	23,667	20,053	23,716	19,985

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$10,468	$17,823
Accounts receivable, net of allowance for doubtful accounts of $1,091 and $1,547, respectively	18,563	20,054
Contract assets	9,130	8,844
Term loan, less discount and prepaid costs of $4,971	614	-
Prepaid expenses and other assets	7,807	7,377
Total current assets	46,582	54,098

Property and equipment, net	223,497	478,061
Operating lease right-of-use assets	35,488	-
Finance lease right-of-use assets	229,228	-
Intangible assets, net	67,446	73,042
Goodwill	116,217	116,217
Contract assets	15,217	16,104
Deposits and other assets	7,121	7,409
Total assets	$740,796	$744,931

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$25,826	$23,435
Accrued liabilities	11,287	15,540
Deferred revenues	7,917	8,022
Capital lease obligations	-	9,080
Revolving credit facility	6,000	-
Term loan, less discount and prepaid costs of $4,036	-	321
Exit activities and restructuring liability	466	2,526
Short-term operating lease liabilities	6,584	-
Short-term finance lease liabilities	5,930	-
Other current liabilities	70	1,063
Total current liabilities	64,080	59,987

Deferred revenues	312	511
Operating lease liabilities	32,253	-
Finance lease liabilities	262,476	-
Capital lease obligations	-	262,382
Term loan, less discount and prepaid costs of $9,007 and $9,508, respectively	413,958	415,278
Deferred tax liability	1,617	2,211
Other long-term liabilities	3,633	4,505
Total liabilities	$778,329	$744,874

INTERNAP CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)
(Unaudited)

	June 30, 2019	December 31, 2018
Commitments and contingencies
Stockholders' (deficit) equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	$-	$-
Common stock, $0.001 par value; 50,000 shares authorized; 26,770 and 25,455 shares outstanding, respectively	27	25
Additional paid-in capital	1,370,835	1,368,968
Treasury stock, at cost, 387 and 330, respectively	(7,956)	(7,646)
Accumulated deficit	(1,401,270)	(1,363,019)
Accumulated items of other comprehensive loss	(895)	(1,065)
Total INAP stockholders’ deficit	(39,259)	(2,737)
Non-controlling interest	1,726	2,794
Total stockholders' (deficit) equity	(37,533)	57
Total liabilities and stockholders’ (deficit) equity	$740,796	$744,931

INTERNAP CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(38,157)	$(28,517)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	44,133	43,870
Loss (gain) on disposal of fixed asset	481	(29)
Amortization of debt discount and issuance costs	2,546	1,712
Stock-based compensation expense, net of capitalized amount	1,901	2,232
Provision for doubtful accounts	380	604
Non-cash change in finance lease obligations	3,520	(371)
Non-cash change in exit activities and restructuring liability	1,405	1,112
Non-cash change in deferred rent	-	(559)
Deferred taxes	(612)	60
Accreted interest	357	-
Other, net	(81)	3
Changes in operating assets and liabilities:
Accounts receivable	1,210	(2,165)
Prepaid expenses, deposits and other assets	298	(4,073)
Operating lease right-of-use assets	2,151	-
Accounts payable	3,375	6,939
Accrued and other liabilities	(3,146)	(585)
Deferred revenues	(323)	1,249
Exit activities and restructuring liability	(3,540)	(2,676)
Short and long-term operating lease liabilities	(1,964)	-
Asset retirement obligation	147	(188)
Other liabilities	-	(85)
Net cash provided by operating activities	14,081	18,533

Cash Flows from Investing Activities:
Purchases of property and equipment	(15,642)	(16,102)
Proceeds from disposal of property and equipment	100	541
Business acquisition, net of cash acquired	-	(131,748)
Additions to acquired and developed technology	(817)	(1,340)
Net cash used in investing activities	$(16,359)	$(148,649)

INTERNAP CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash Flows from Financing Activities:
Proceeds from credit agreements	$6,000	$146,000
Principal payments on credit agreements	(2,178)	(2,178)
Debt issuance costs	(2,815)	(7,696)
Payments on finance lease obligations	(4,696)	(4,424)
Acquisition of non-controlling interests	(973)	(1,130)
Proceeds from exercise of stock options	-	(108)
Acquisition of common stock for income tax withholdings	(310)	(471)
Other, net	50	264
Net cash (used in) provided by financing activities	(4,922)	130,257
Effect of exchange rates on cash and cash equivalents	(155)	(5)
Net (decrease) increase in cash and cash equivalents	(7,355)	136
Cash and cash equivalents at beginning of period	17,823	14,603
Cash and cash equivalents at end of period	$10,468	$14,739

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$29,859	$29,965
Additions to property and equipment included in accounts payable	1,268	4,023

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less CapEx, normalized net loss, business unit contribution, business unit contribution margin, free cash flow and unlevered free cash flow. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below.

We define the following non-GAAP measures as follows:

•
Adjusted EBITDA is a non-GAAP measure and is GAAP net loss attributable to INAP shareholders plus depreciation and amortization, interest expense, (benefit) provision for income taxes, other expense (income), loss (gain) on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, acquisition costs and claim settlement.

•	Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenues.

•
Adjusted EBITDA less CapEx is Adjusted EBITDA less capital expenditures with Adjusted EBITDA for this non-GAAP measure defined as net cash flow provided by operating activities plus cash paid for interest, cash paid for income taxes, cash paid for exit activities and restructuring, cash paid for strategic alternatives and related costs, cash paid for organizational realignment costs and other working capital changes less capital expenditures.

•
Normalized net loss is GAAP net loss attributable to INAP shareholders plus exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives, realignment and related costs and acquisition costs.

•	Business unit contribution is business unit revenues less direct costs of sales and services, customer support, and sales and marketing, exclusive of depreciation and amortization.

•	Business unit contribution margin is business unit contribution as a percentage of business unit revenue.

•	Free cash flow is net cash flows provided by operating activities minus capital expenditures.

•	Unlevered free cash flow is free cash flow plus cash interest expense.

We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss (gain) on disposals of property and equipment, as well as restructuring and impairments, to calculate Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our current ongoing operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that excluding interest expense, (benefit) provision for income taxes and other expense (income) from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding interest expense, (benefit) provision for income taxes and other expense (income) as important supplemental information useful to their understanding of our historical results and estimating our future results.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of interest expense, (benefit) provision for income taxes and other expense (income), our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

We believe that exit activities, restructuring and impairment charges, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, acquisition costs and claim settlement costs are unique costs, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our current ongoing operating results and trends. Management believes that investors consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss by providing normalized net loss, excluding the effect of exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, acquisition costs and claim settlement costs, in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, and should be viewed as a supplement to - not a substitute for - our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, Adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses Adjusted EBITDA:

•	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

•	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of business unit contribution and business unit contribution margin excludes depreciation and amortization in order to allow investors to see the business through the eyes of management.

We also have excluded depreciation and amortization from business unit contribution and business unit contribution margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Free cash flow and unlevered free cash flow are used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow and unlevered free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and unlevered free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use free cash flow and unlevered free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations. In limited circumstances in which proceeds from sales of fixed assets exceed capital expenditures, free cash flow would exceed cash flow from operations. However, since we do not anticipate being a net seller of fixed assets, we expect free cash flow to be less than operating cash flows.

Free cash flow and unlevered free cash flow have limitations due to the fact that they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA less CapEx is used in addition to and in conjunction with results presented in accordance with GAAP.  Adjusted EBITDA less CapEx should not be relied upon to the exclusion of GAAP financial measures. Adjusted EBITDA less CapEx reflects an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use Adjusted EBITDA less CapEx, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations.

Adjusted EBITDA less CapEx has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Adjusted EBITDA less CapEx does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view Adjusted EBITDA less CapEx as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Also Adjusted EBITDA is used in our debt covenants.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET LOSS ATTRIBUTABLE TO INAP SHAREHOLDERS TO ADJUSTED EBITDA

A reconciliation of GAAP net loss attributable to INAP shareholders to Adjusted EBITDA (non-GAAP) for each of the periods indicated is as follows (in thousands, unaudited):

	Three Months Ended
	June 30, 2019		March 31, 2019		June 30, 2018
Reconciliation of GAAP Net Loss Attributable to INAP Shareholders to Adjusted EBITDA:	Amount	Percent	Amount	Percent	Amount	Percent

Net revenues	$73,134	100.0%	$73,564	100.0%	$81,962	100.0%

GAAP net loss attributable to INAP shareholders	$(18,555)	(25.4)%	$(19,644)	(26.7)%	$(14,279)	(17.4)%
Add:
Depreciation and amortization	21,955	30.0%	22,178	30.1%	22,712	27.7%
Interest expense	19,218	26.3%	17,447	23.7%	16,739	20.4%
(Benefit) provision for income taxes	(211)	(0.3)%	(103)	(0.1)%	141	0.2%
Other expense	118	0.2%	204	0.3%	31	0.0%
Loss (gain) on disposal of property and equipment, net	-	0.0%	528	0.7%	(75)	(0.1)%
Exit activities, restructuring and impairments	231	0.3%	1,416	1.9%	826	1.0%
Stock-based compensation	1,011	1.4%	890	1.2%	1,374	1.7%
Acquisition costs	163	0.2%	141	0.2%	306	0.4%
Strategic alternatives and related costs	20	0.0%	22	0.0%	23	0.0%
Organizational realignment costs	470	0.6%	386	0.5%	431	0.5%
Non-income tax contingency	-	0.0%	150	0.2%	800	1.0%
Adjusted EBITDA (non-GAAP)	$24,420	33.4%	$23,615	32.1%	$29,029	35.4%
Less:
Capital Expenditures (CapEx)	7,836	10.7%	8,623	11.7%	11,083	13.5%
Adjusted EBITDA less CapEx (non-GAAP)	$16,584	22.7%	$14,992	20.4%	$17,946	21.9%

INTERNAP CORPORATION

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

A reconciliation of forward looking GAAP net loss attributable to INAP shareholders to Adjusted EBITDA (non-GAAP) for full-year 2019 is as follows (in millions, unaudited):

	Current Outlook
	Low	High

Net revenues	$290	$300

GAAP net loss attributable to INAP shareholders	$(82)	$(72)
Add:
Depreciation and amortization	90	90
Interest expense	76	76
Exit activities, restructuring and impairments	4	4
Stock-based compensation	5	5
Non-income tax contingency and acquisition costs	2	2
Adjusted EBITDA (non-GAAP)	$95	$105
Capital expenditures (CapEx)	30	25
Adjusted EBITDA less CapEx (non-GAAP)	$65	$80

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET LOSS ATTRIBUTABLE TO INAP SHAREHOLDERS TO
NORMALIZED NET LOSS TO INAP SHAREHOLDERS

Reconciliations of GAAP net loss attributable to INAP shareholders, the most directly comparable GAAP measure, to normalized net loss (non-GAAP) attributable to INAP shareholders (in thousands, unaudited):

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
GAAP net loss attributable to INAP shareholders	$(18,555)	$(19,644)	$(14,279)

Exit activities, restructuring and impairments	231	1,416	826
Stock-based compensation	1,011	890	1,374
Strategic alternatives, realignment, and related costs	490	408	454
Acquisition costs	163	141	306
Non-income tax contingency	-	150	800
Normalized net loss (non-GAAP) attributable to INAP shareholders	$(16,660)	$(16,639)	$(10,519)

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

BUSINESS UNIT CONTRIBUTION AND BUSINESS UNIT CONTRIBUTION MARGIN

Business unit contribution and business unit contribution margin, which includes direct costs of sales and service, customer support and sales and marketing for each of the periods indicated is as follows (in thousands, unaudited):

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Revenues:
INAP US	$57,461	$57,519	$64,067
INAP INTL	15,673	16,045	17,895
Total	73,134	73,564	81,962
Direct costs of sales and services, customer support and sales and marketing:
INAP US	31,976	32,884	34,228
INAP INTL	10,049	9,695	11,872
Total	42,025	42,579	46,100
Business Unit Contribution:
INAP US	25,485	24,635	29,839
INAP INTL	5,624	6,350	6,023
Total	$31,109	$30,985	$35,862
Business Unit Contribution Margin:
INAP US	44.4%	42.8%	46.6%
INAP INTL	35.9%	39.6%	33.7%
Total	42.5%	42.1%	43.8%

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

FREE CASH FLOW AND UNLEVERED FREE CASH FLOW

Free cash flow and unlevered free cash flow are non-GAAP measures. Free cash flow is net cash flows provided by operating activities minus capital expenditures. Unlevered free cash flow is free cash flow plus cash interest expense (in thousands, unaudited):

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Net cash flows provided by operating activities	$11,819	$2,262	$14,836
Capital expenditures:
Maintenance capital	(1,279)	(2,818)	(4,197)
Growth capital	(6,557)	(5,805)	(6,886)
Free cash flow (non-GAAP)	3,983	(6,361)	3,753

Cash paid for interest	15,599	14,260	16,388
Unlevered free cash flow (non-GAAP)	$19,582	$7,899	$20,141

DATA CENTER PORTFOLIO

The following table presents an overview of the portfolio of data center properties that INAP leases as of June 30, 2019 (unaudited):

Market	Gross Square Feet (SF)[1]	Supporting Infrastructure[2]	Office & Other	Data Center Footprint SF3	Current Raised Floor SF 4	Occupied SF	Occupied SF %

Phoenix	214,968	87,059	61,210	66,717	44,650	30,861	69%
Atlanta[5]	208,298	64,248	75,344	68,706	44,987	13,562	30%
Montreal	126,965	34,572	46,833	45,560	28,050	23,890	85%
New York/New Jersey[6]	104,865	16,405	28,468	59,992	37,652	22,879	61%
Dallas	112,145	23,763	21,023	67,359	30,382	16,896	56%
Los Angeles	109,181	9,623	12,366	87,192	18,020	13,986	78%
Seattle	100,497	31,326	21,552	47,619	38,619	24,823	64%
Santa Clara/San Jose	88,114	23,852	23,667	40,595	40,595	23,745	58%
Boston	45,637	18,785	5,199	21,653	21,653	10,743	50%
Houston	43,913	7,925	15,599	20,389	20,389	9,436	46%
Chicago	13,128	1,551	-	11,510	11,510	9,793	85%
Other[7]	34,955	-	981	33,957	29,641	17,938	61%
Total	1,202,666	319,109	312,242	571,249	366,148	218,552	60%

(1)	Represents total SF subject to our lease.
(2)	Represents total SF for mechanical and utility rooms.
(3)	Represents total SF that is currently leased or available for lease but excludes supporting infrastructure, office space, and common area.
(4)	Represents data center footprint SF less unbuilt SF.
(5)	Includes planned resizing of Coca Cola facility moving from single tenant site to multi-tenant site, freeing up raised floor for new sales.
(6)	Represents Bethel CT facility being removed from the “New York/New Jersey” market and placed into “Other” market.
(7)	Represents Bethel CT, Miami, Northern Virginia, Oakland/San Francisco, London, Amsterdam, Frankfurt, Hong Kong, Singapore, Sydney, Tokyo, and Osaka.